UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2016, WCI Communities, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). A total of 23,804,402 shares of common stock were present or represented by proxy at the meeting, representing approximately 90.4% of the Company’s total outstanding common stock as of March 22, 2016, the record date for the Annual Meeting. Below are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on March 29, 2016.

Item 1—Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patrick J. Bartels, Jr.	18,910,132	3,290,896	1,603,374
Keith E. Bass	21,458,949	742,079	1,603,374
Michelle MacKay	22,114,402	86,626	1,603,374
Darius G. Nevin	21,477,995	723,033	1,603,374
Stephen D. Plavin	18,342,375	3,858,653	1,603,374
Charles C. Reardon	21,478,058	722,970	1,603,374
Christopher E. Wilson	18,921,289	3,279,739	1,603,374

Based on the foregoing votes, each of the seven nominees named in the table above was elected and will serve as a director until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified or, if earlier, his or her death, resignation or removal.

Item 2—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
23,749,937	54,336	129

Based on the foregoing votes, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Vivien N. Hastings
Vivien N. Hastings
Senior Vice President, Secretary and General Counsel
Date: May 13, 2016

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